CounterPath Reports Second Quarter
Fiscal 2017 Financial Results

Vancouver, BC, Canada — December 14, 2016 — CounterPath Corporation (“CounterPath” or the “Company”) (NASDAQ: CPAH) (TSX: PATH), a global provider of award-winning over-the-top (OTT) Unified Communications solutions for enterprises and carriers, today announced the financial and operating results for its second quarter ended October 31, 2016 of fiscal year 2017.

Second Quarter Financial Highlights (unaudited)

  Quarterly revenue of $2.8 million compared to revenue of $3.0 million for the second quarter of fiscal 2016.

  Growth in subscription, support and maintenance revenue (revenue of a recurring nature) of 9% for the quarter compared to second quarter of fiscal 2016.

  Gross margin of 83% compared to 82% for the second quarter of fiscal 2016.

  Non-GAAP loss from operations of $0.5 million compared to non-GAAP loss from operations of $0.2 million for the second quarter of fiscal 2016.

  Net loss of $0.6 million, or $0.12 per share, compared to a net loss of $0.3 million, or $0.08 per share, for the second quarter of fiscal 2016.

  Non-GAAP net loss of $0.3 million, or $0.07 per share, compared to non-GAAP net loss of $0.1 million, or $0.03 per share, for the second quarter of fiscal 2016.

  Cash of $1.9 million as of October 31, 2016 compared to cash of $2.2 million as of April 30, 2016.

Management Commentary

“During the last quarter, our efforts were focused on launching Bria X, our Software-as-a Service (SaaS) solution”, said Donovan Jones, President and Chief Executive Officer. “With the recent launch of Bria X, we have taken a significant step forward in transitioning our business from one-time revenue to recurring revenue. We anticipate that Bria X will add to our current subscription, support and maintenance revenue which grew 9% year-over-year. Highly interoperable and secure, Bria X can easily be deployed within a business or enterprise environment by leveraging a centralized provisioning server powered by CounterPath’s Stretto Platform. This is compelling value for businesses looking for services like team messaging, presence, screen sharing and onboarding services, all for a low monthly price. Like our existing Bria UC clients that are used by tens of thousands of business, Bria X integrates easily with existing VoIP systems, making communication for businesses easy and effective,” continued Jones.

CounterPath Reports Second Quarter Fiscal 2017 Results

Recent Business Highlights

  Announced a new OEM agreement with Digivox, a leading Brazilian solution provider for enterprises including opportunities in the Brazilian government sector.

  Announced the launch of Bria X targeting millions of Bria and X-Lite users.

  Awarded “Best Unified Communications Solution: Stretto Platform™” by the 2016 Technology Awards.

  The Company’s trading symbol on the Toronto Stock Exchange was changed to “PATH” on November 1, 2016.

Financial Overview

(All amounts in U.S. dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) unless otherwise specified - unaudited. Per share figures reflect the impact of a one-for-ten reverse stock split effected at the opening of trading on November 2, 2015 which has been retroactively applied to the figures in this new release and the consolidated financial statements.)

Revenue was $2.8 million for the quarter ended October 31, 2016 compared to $3.0 million for the same quarter last fiscal year. Software revenue for the quarter ended October 31, 2016 was $1.2 million compared to $1.8 million for the same quarter last fiscal year, subscription, support and maintenance revenue for the quarter ended October 31, 2016 was $1.0 million compared to $0.9 million for the same quarter last fiscal year, and professional services and other revenue for the quarter ended October 31, 2016 was $0.6 million compared to $0.4 million for the same quarter last fiscal year.

Operating expenses for the quarter ended October 31, 2016 were $3.5 million compared to $3.4 million for the same quarter last fiscal year. Operating expenses for the quarter ended October 31, 2016 included non-cash stock-based compensation expense of $0.2 million (2016 - $0.2 million). Sales and marketing expenses were $1.0 million for the quarter ended October 31, 2016 compared to $1.0 million for the same quarter last fiscal year. For the quarter ended October 31, 2016, research and development expenses were $1.2 million and general and administrative expenses were $0.9 million compared to $1.1 million and $0.8 million, respectively, for the same quarter last fiscal year.

CounterPath Reports Second Quarter Fiscal 2017 Results

For the quarter ended October 31, 2016, stock based compensation expense was affected by a decrease in the exercise price of certain outstanding stock options to $2.50 as authorized by the Company’s stockholders. Accordingly, non-cash stock based compensation of $0.1 million was recognized on the modification of the vested options.

Foreign exchange gain for the quarter ended October 31, 2016 was $0.2 million compared to $0.1 million for the same quarter last fiscal year. The foreign exchange gain represents the gain on account of translation of the intercompany accounts of CounterPath’s subsidiary which are maintained in Canadian dollars and transactional gains and losses resulting from transactions denominated in currencies other than U.S. dollars.

The net loss for the quarter ended October 31, 2016 was $0.6 million, or $0.12 per share, compared to a net loss of $0.3 million, or $0.08 per share, for the same quarter last fiscal year. As of October 31, 2016, the Company had $1.9 million in cash, compared to $2.2 million at April 30, 2016.

Forward-Looking Statements
This news release contains "forward-looking statements". Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future including the Company’s expectation that Bria X will add to its current subscription, support and maintenance revenue. It is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) the lack of cash flow which may affect CounterPath’s ability to continue as a going concern, (2) the variability in CounterPath’s sales from reporting period to reporting period due to extended sales cycles as a result of selling CounterPath’s products through channel partners or the length of time of deployment of CounterPath’s products by its customers, (3) the inability to predict subscription renewal rates and the impact these rates may have on our future revenue and operating results, (4) a decline in the Company’s stock price or insufficient investor interest in the Company’s securities which may impact the Company’s ability to raise additional financing as required or be delisted from a stock exchange on which its common stock trades, (5) the impact of intellectual property litigation that could materially and adversely affect CounterPath’s business, (6) the failure to develop new and innovative products using the Company’s technologies. Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-Q, or in the annual reports on Form 10-K, and the Company’s other disclosure documents filed from time-to-time with the Securities and Exchange Commission at www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at www.sedar.com.

CounterPath Reports Second Quarter Fiscal 2017 Results

About CounterPath
CounterPath Unified Communications solutions are changing the face of telecommunications. An industry and user favorite, Bria softphones for desktop, tablet and mobile devices, together with Stretto Platform™ server solutions, enable operators, OEMs and enterprises large and small around the globe to offer a seamless and unified over-the-top (OTT) communications experience across both fixed and mobile networks. The Bria and Stretto combination enables an improved user experience as an overlay to the most popular UC and IMS telephony and applications servers on the market today. Standards-based, cost-effective and reliable, CounterPath’s award-winning solutions power the voice and video calling, messaging, and presence offerings of customers such as AT&T, Avaya, BroadSoft, BT, Cisco Systems, GENBAND, Metaswitch Networks, Mitel, NEC, Network Norway, Nokia, Rogers and Verizon. Visit www.counterpath.com.

Contacts
David Karp
Chief Financial Officer, CounterPath
e-mail: dkarp@counterpath.com

Investor Relations
e-mail: ir@counterpath.com

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(TABLES TO FOLLOW)

CounterPath Reports Second Quarter Fiscal 2017 Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)

	October 31,	April 30,
	2016	2016
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$1,919,765	$2,159,738
Accounts receivable (net of allowance for doubtful accounts of $370,569 and $547,173, respectively)	2,990,040	3,209,279
Prepaid expenses and deposits	109,866	184,644
Total current assets	5,019,671	5,553,661

Deposits	92,819	93,868
Equipment	143,371	142,563
Goodwill	6,556,815	7,001,228
Other assets	178,042	174,811
Total Assets	$11,990,718	$12,966,131

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,873,993	$1,943,108
Accrued warranty	59,765	61,356
Customer deposits	7,719	2,384
Unearned revenue	2,128,837	1,808,857
Total current liabilities	4,070,314	3,815,705

Deferred lease inducements	28,284	35,379
Unrecognized tax benefit	10,563	10,563
Total liabilities	4,109,161	3,861,647

Stockholders’ equity:
Preferred stock, $0.001 par value Authorized: 100,000,000 Issued and outstanding: October 31, 2016 – nil; April 30, 2016 – nil	–	–
Common stock, $0.001 par value Authorized: 10,000,000 Issued and outstanding: October 31, 2016 – 4,553,548; April 30, 2016 – 4,542,348	4,554	4,542
Treasury stock	(1)	–
Additional paid-in capital	70,622,354	70,065,082
Accumulated deficit	(58,950,431)	(58,022,500)
Accumulated other comprehensive loss – currency translation adjustment	(3,794,919)	(2,942,640)
Total stockholders’ equity	7,881,557	9,104,484
Liabilities and Stockholders’ Equity	$11,990,718	$12,966,131

CounterPath Reports Second Quarter Fiscal 2017 Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)
(Unaudited)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2016	2015	2016	2015
Revenue:
Software	$1,242,860	$1,753,129	$2,898,863	$2,953,978
Subscription, support and maintenance	957,891	875,901	1,913,187	1,714,039
Professional services and other	550,362	400,309	965,057	718,568
Total revenue	2,751,113	3,029,339	5,777,107	5,386,585
Operating expenses:
Cost of sales (includes depreciation of $3,390 (2015 – $3,612))	476,547	495,633	973,663	977,565
Sales and marketing	988,540	1,034,349	1,950,409	2,221,382
Research and development	1,150,515	1,116,456	2,309,176	2,400,646
General and administrative	871,608	771,135	1,853,079	1,711,763
Total operating expenses	3,487,210	3,417,573	7,086,327	7,311,356
Loss from operations	(736,097)	(388,234)	(1,309,220)	(1,924,771)
Interest and other income (expense), net:
Interest and other income	173	1,472	186	2,774
Interest expense	–	(454)	–	(2,085)
Fair value adjustment on derivative instruments	–	(8,075)	–	(47,690)
Foreign exchange gain	171,904	61,835	381,103	527,211
Net loss for the period	$(564,020)	$(333,456)	$(927,931)	$(1,444,561)

Net loss per share:
Basic and diluted	$(0.12)	$(0.08)	$(0.20)	$(0.33)

Weighted average common shares outstanding:
Basic and diluted	4,554,226	4,425,343	4,552,371	4,331,017

Non-GAAP Financial Measures
This news release contains “non-GAAP financial measures”. The non-GAAP financial measures in this news release consist of non-GAAP income (loss) from operations which excludes non-cash stock-based compensation relative to income (loss) from operations calculated in accordance with GAAP. The non-GAAP financial measures also include non-GAAP net income (loss) which excludes non-cash stock-based compensation and fair value adjustment on derivative instruments charges relative to income (loss) calculated in accordance with GAAP. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. CounterPath utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. CounterPath believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of CounterPath’s core operating results and trends.

CounterPath Reports Second Quarter Fiscal 2017 Results

Reconciliation to GAAP
(Unaudited)

Non-GAAP income (loss) from operations:	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2016	2015	2016	2015

GAAP income (loss) from operations	$(736,097)	$(388,234)	$(1,309,220)	$(1,924,771)
Plus:
Stock-based compensation	236,967	200,051	551,190	561,574
Non-GAAP income (loss) from operations	$(499,130)	$(188,183)	$(758,030)	$(1,363,197)

Non-GAAP net income (loss):	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2016	2015	2016	2015

GAAP net income (loss)	$(564,020)	$(333,456)	$(927,931)	$(1,444,561)
Plus:
Stock-based compensation	236,967	200,052	551,190	561,574
Fair value adjustment on derivative instruments	–	8,075	–	47,690
Non-GAAP net income (loss)	$(327,053)	$(125,329)	$(376,741)	$(835,297)

GAAP net income (loss) per share – basic and diluted	$(0.12)	$(0.08)	$(0.20)	$(0.33)

Non-GAAP net Income (loss) per share – basic and diluted	$(0.07)	$(0.03)	$(0.08)	$(0.19)